SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                                November 27, 2006

                             NATURAL NUTRITION, INC.
                             -----------------------
               (Exact Name of Registrant as Specified in Charter)


             Nevada                  02-27569           65-0847995
             ------                  --------           ----------
 (State or other jurisdiction      (Commission         (IRS Employer
       of incorporation)           File Number)      Identification No.)


109 North Post Oak Lane, Suite 422, Houston, Texas         77024
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     (Address of principal executive offices)           (Zip code)


       Registrant's telephone number, including area code: (713) 621-2737


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, If Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 4.02. Non-Reliance on Previously Issued Financial Statements or a Related
Audit Report or Completed Interim Review.


      (a) On November 27, 2006, it came to management's attention that a cash receipt for funds deemed a return of investment was classified incorrectly. Natural Nutrition, Inc, formerly CSI Business Finance, Inc. (the "Company") is filing this Form 8-K as notification that it will be amending its Quarterly Report on Form 10-QSB for the three and nine months ended September 30, 2006 to restate its financial results. The restatement includes correcting proofing errors to include an adjustment to (a) reclassify the receipt of proceeds in the amount of $349,500 as a reduction in our Investments account in the Noncurrent asset section of our condensed consolidated balance sheet, (b) correct retained earnings in our condensed consolidated balance sheet in the amount of $349,500, and (c) correct the condensed consolidated statements of cash flows to correct our net loss and the cash flows from investing activities in the amount of $349,500. The previously issued financial statements on Form 10-QSB for the three and nine months ended September 30, 2006 should not be relied upon. The CFO informed, and discussed the error with, our independent accountants and they concur that the financial statements for the three and nine months ended September 30, 2006 should be restated.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 29, 2006                          NATURAL NUTRITION, INC.


                                                 By: /s/ Wm Chris Mathers
                                                     --------------------------
                                                 Name: Wm Chris Mathers
                                                 Title: Chief Financial Officer


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